Exhibit 23.1
                                                    ------------



                    Independent Auditor's Consent
                    -----------------------------


The Board of Directors
Polaroid Corporation:

We consent to the use of our reports dated January 28, 1997 on the consolidated financial statements and financial statement schedule of Polaroid Corporation and subsidiary companies as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 incorporated herein by reference.




                                    /s/ KPMG Peat Marwick LLP




Boston, Massachusetts
July 28, 1997